Exhibit 77(q)(1)


                                    EXHIBITS

(a) Form of Certificate of Amendment to the Registrant's Certificate of Trust is incorporated herein by reference to Post-Effective Amendment No. 9 to the Registrant's Registration Statement on Form N-1A, as filed on June 15, 2001.

(e)(1) Form of Amended and Restated Investment Management Agreement between the Registrant and ING Pilgrim Investments, LLC is incorporated by reference to Post Effective Amendment No. 12 to the Registrant's Registration Statement on Form N-1A, as filed on October 1, 2001.

(e)(2) Form of Amended and Restated Subadvisory Agreement between ING Pilgrim Investments, LLC and ING Investment Management, LLC (with respect to the ING Pilgrim Money Market Fund, Pilgrim Intermediate Bond Fund, and Pilgrim High Yield Bond Fund) is incorporated by reference to Post Effective Amendment No. 12 to the Registrant's Registration Statement on Form N-1A, as filed on October 1, 2001.

(e)(3) Form of Amended and Restated Subadvisory Agreement between ING Pilgrim Investments, LLC and Furman Selz Capital Management LLC (with respect to the Pilgrim National Tax-Exempt Bond Fund) is incorporated by reference to Post Effective Amendment No. 12 to the Registrant's Registration Statement, as filed on October 1, 2001.